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                                 EXHIBIT 3(ii)

                                     BY-LAWS


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                                 AMENDED BY-LAWS

                                       OF

                             METALINE CONTACT MINES


                                    ARTICLE I

                             MEETING OF STOCKHOLDERS

        SECTION 1. ANNUAL MEETING The Annual Meeting of Stockholders shall be at the principal office of the Corporation, or at such other places as the Board of Directors may from time-to-time determine, in the 1st day of May, of each year, at 10:00 a.m. (local time) of that day. If the day so designated falls upon a Sunday or a legal holiday, then the meeting shall be held upon the first business day thereafter. The Secretary shall serve personally, or by mail, a written notice thereof, not less than ten (10) days, nor more than fifty (50) days previous to such meeting, addressed to each stockholder, at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with.

        SECTION 2. SPECIAL MEETINGS. Special Meetings, other than those regulated by statute, may be called at any time by a majority of the Directors. Notice of such meeting, stating the purpose which it is called, shall be served personally or by mail, not less than ten (10) days before the date set for such meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. The Board of Directors shall also, in a like manner, call a special meeting of stockholders whenever so requested in writing by stockholders representing not less than fifty percent (50%) of the outstanding capital stock of the Corporation. The President may in his discretion call a special meeting of stockholders upon ten
(10) days notice. No business other than that specified in the notice for the meeting shall be transacted at any special meeting of stockholders, except upon unanimous consent of all stockholders entitled to notice thereof

        SECTION 3. VOTING. At all meetings of the stockholders of record having a right to vote, each stockholder of the Corporation is entitled to one (1) vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation. Votes may be cast in person or by written authorized proxy.

        SECTION 4. PROXY. Each proxy must be executed in writing by the stockholder of the Corporation, or his duly authorized attorney. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless it shall have specified therein its duration.

        Each proxy shall be revocable at the discretion of the person executing it or his personal representative or assigns

        SECTION 5. QUORUM. The presence in person, or by proxy, of the majority of the holders of the stock issued and outstanding entitled to vote shall be necessary to constitute a quorum at all meetings of the stockholders for the transaction of business, but a lesser number may adjourn to some future time by giving at least five (5) days written notice to each stockholder entitled to vote who was absent from such meeting


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                                   ARTICLE II

                                    DIRECTORS

        SECTION 1. NUMBER. The affairs and business of this Corporation shall be managed by a Board of Directors composed of not less than three (3), nor more than ten (10), members who need not be stockholders of record. None of the Directors need to be a resident of the State of Idaho.

        SECTION 2. HOW ELECTED. At the Annual Meeting of Stockholders, the persons receiving a majority of the votes cast shall be Directors, and shall constitute the Board of Directors for the ensuing year.

        SECTION 3. TERM OF OFFICE. The term of office of each of the Directors shall be one (1) year, and thereafter until his successor has been elected.

        SECTION 4. DUTIES. The Board of Directors shall have control and general management of the affairs and business of the Corporation. Such Directors shall in all cases act as a Board, regularly convened by a majority, and they may adopt such rules and regulations for the conduct of their meetings, and the management of the Corporation, as they may deem proper, not inconsistent with the By-Laws and the laws of the State of Idaho.

        SECTION 5. DIRECTORS' MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the regular Annual Meeting of Stockholders, and quarterly at such other tunes as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President at any time, and shall be called by the President or the Secretary upon written notice of two (2) Directors.

        SECTION 6. NOTICE OF MEETINGS. Notice of meetings, other than the regular annual meeting, shall be given by service upon each Director in person, or by mailing to him at his last known post office address, at least three (3) days before the day therein designated for such meeting, including the day of mailing, or by written or printed notice thereof specifying the time and place of such meeting, and the business to be brought before the meeting, and no business other than that specified in such notice shall be transacted at any special meeting. At any meeting at which every member of the Board of Directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

        SECTION 7. TELEPHONIC MEETINGS. Meetings may be held by telephone conference call so long there is a quorum present and all of the Directors present at such meeting or meetings are able to interact with each other, and the minutes and/or resolutions of the business transacted at such meeting or meetings is signed by all of the Directors present.

        SECTION 8. VOTING. At all meetings of the Board of Directors, each Director is to have one (1) vote, irrespective of the number of shares of stock in the Corporation he may hold. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        SECTION 9. VACANCIES. Vacancies in the Board of Directors occurring between Annual Meetings of Stockholders shall be filed for the unexpired portion of the term by a majority of the remaining Directors.


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        SECTION 10. REMOVAL OF DIRECTORS. Any one or more of the Directors may be removed either with or without cause, at any time, by a vote of the stockholders holding a majority of the stock, at any special meeting called for the purpose.

        SECTION 11. WAIVER OF NOTICE. Whenever by statute, the provisions of the Articles of Incorporation, or these By-Laws, the stockholders, or the Board of Directors, are authorized to take any action after notice, such notice may be waived in writing, before or after the holding of the meeting, by the person or persons entitled to such notice or, in the case of a stockholder, by his attorney thereto authorized.

        SECTION 12. QUORUM. At any meeting of the Board of Directors, a majority of the Board shall constitute a quorum for the transaction of business; but in the event of a quorum not being present, a less number may adjourn the meeting to some future time, not more than ten (10) days later.

        SECTION 13. EXECUTIVE COMMITTEE. There may be appointed by the Board of Directors an executive committee comprised of not less than two (2) nor more than three (3), whom shall include the President, and who shall meet when deemed necessary, to have and exercise all of the powers of the whole Board of Directors in the general management of the business affairs of the Corporation, and to have and exercise such further powers as from time-to-time may be designated to it by the whole Board of Directors.

                                   ARTICLE III

                                    OFFICERS

        SECTION 1. NUMBER. The officers of this Corporation shall be as follows:

                                    President
                           One or more Vice Presidents
                                    Secretary
                                    Treasurer

        Then, any two (2) of said Officers, except the Presidency, may be combined.

        SECTION 2. ELECTIONS. All officers of the Corporation shall be elected annually by the Board of Directors at its annual meeting held immediately after the Annual Meeting of Stockholders, and shall hold office for a term of one (1) year, or until their successors are duly elected. The President must be a Director, but the other officers need not be Directors.

        The Board may appoint such other officers, agents and employees as it shall deem necessary, who shall have such authority and shall perform such duties as from time-to-time shall be prescribed by the Board of Directors.

        SECTION 3. DUTIES OF OFFICERS. The duties and powers of the officers of the Corporation shall be as follows:


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                                    PRESIDENT

        The President shall preside at all meetings of the Board of Directors and stockholders.

        He shall present at each Annual Meeting of Stockholders and Directors a report of the condition of the business of the Corporation.

        He shall cause to be called regular and special meetings of the stockholders and Directors in accordance with these By-Laws.

        He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees, and clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors.

        He shall sign and make all contracts and agreements in the name of the Corporation.

        He shall see that the books, records, statements, and certificates required by the statutes are properly kept, made and filed according to law.

                                 VICE PRESIDENT

        During the absence or inability of the President to render and perform his duties or exercise his powers as set forth in these By-Laws, or in the act under which this Corporation is organized, the same shall be performed and exercised by the Vice President; and when so acting, he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon such President.

                                    SECRETARY

        The Secretary shall keep the minutes of the meetings of the Board of Directors and of the stockholders in appropriate books.

        He shall give and serve all notices of the Corporation.

        He shall be custodian of the records, and of the seal, and affix the latter when required.

        He shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof, alphabetically arranged, their respective places of residence, their post office addresses, the number of shares owned by each, the time at which each person became such owner, and the amount paid thereof; and keep such stock and transfer books open daily during business hours at the office of the Corporation subject to the inspection of any stockholder of the Corporation, and permit such stockholder to make extracts from said books to the extent and as prescribed by law.

        He shall sign all certificates of stock.

        He shall present to the Board of Directors at their annual meetings all communications addressed to him officially by the President or any officer or stockholder of the Corporation.

        He shall attend to all correspondence and perform all the duties incident to the office of Secretary.


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                                    TREASURER

        The Treasurer shall have the care and custody of, and be responsible for, all the funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks as the Board of Directors may designate.

        He shall sign, make, and endorse in the name of the Corporation, all checks, drafts, warrants and orders for the payment of money, and pay out and dispose of same and receipt therefor, under the direction of the President or the Board of Directors.

        He shall exhibit at all reasonable times his books and accounts to any Director or stockholder of the Corporation upon application at the office of the Corporation during business hours.

        He shall render a statement of the condition of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the Annual Meeting of Stockholders.

        He shall keep at the office of the Corporation correct books and accounts of all its business and transactions, and such other books of account as the Board of Directors may require.

        He shall do and perform all duties appertaining to the office of Treasurer.

        SECTION 4. BOND. The Treasurer shall, if required by the Board of Directors, give to the Corporation such security for the faithful discharge of his duties as the Board of Directors may direct.

        SECTION 5. VACANCIES, HOW FILLED. All vacancies in any office, shall be filled by the Board of Directors without undue delay, at its regular meeting or at a meeting specially called for that purpose. In the case of the absence of any officer of the Corporation, or for any reason that the Board of Directors may deem sufficient, the Board of Directors may, except as specifically otherwise provided in these By-Laws, delegate the powers or duties of such officers to any other officer or Director for the time being, provided a majority of the entire Board of Directors concur therein.

        SECTION 6. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

        SECTION 7. REMOVAL OF OFFICERS. The Board of Directors may remove any officer by a majority vote, at any time with or without cause.

                                   ARTICLE IV

                              CERTIFICATES OF STOCK

        SECTION 1. DESCRIPTION OF STOCK CERTIFICATES. The certificates of stock shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person owning the shares therein represented, with the number of shares and the date thereof. Such certificates shall exhibit the holder's name and the number of shares. They shall be signed by the President or Vice President, and countersigned by the Secretary or Treasurer, and sealed with the seal of the Corporation.


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        SECTION 2. TRANSFER OF STOCK. The stock of the Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name it appears on said books, his legal representative, or his authorized agent. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary of the Corporation. In all cases of transfers, the former certificate must be surrendered up and cancelled before a new certificate be issued. No transfer shall be made upon the books of the Corporation within ten (10) days next preceding the Annual Meeting of Stockholders.

        SECTION 3. LOST CERTIFICATES. if a stockholder shall claim to have lost or destroyed a certificate or certificates issued by the Corporation, the Board of Directors may direct at its discretion, a new certificate or certificates issued, upon making of an affidavit of that act by the person claiming the certificate of stock to be lost or destroyed, and upon the deposit of a bond or other indemnity in such form and with such sureties if any as the Board of Directors may require.

                                    ARTICLE V

                                 CORPORATE SEAL

        SECTION 1. SEAL. Seal of the Corporation shall be the following:














                                   ARTICLE VI

                                    DIVIDENDS

        SECTION 1. WHEN DECLARED. The Board of Directors shall vote to declare dividends from the surplus profits of the Corporation whenever, in their opinion, the condition of the Corporation's affairs will render it expedient for such dividends to be declared.

        SECTION 2. RESERVE. The Board of Directors may set aside out of the net profits of the Corporation available for dividends, such sum or sums, before payment of any dividends, as the Board of Directors, in their absolute desecration think proper, as a reserve fluid to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Directors think conducive to the interests of the Corporation, and they may abolish or modify any such reserves in the manner in which it was created.


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                                   ARTICLE VII

                               BILLS, NOTES, ETC.

        SECTION 1. HOW MADE. All bills, payables, notes, checks, drafts, warrants, or other negotiable instruments of the Corporation shall be made in the name of the Corporation, and shall be signed by the Secretary or Treasurer, and countersigned by the president or Vice President. No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bills, payables, notes, checks, drafts or warrants, or other negotiable instruments, or endorse the same in the name of the Corporation, or contract or cause to be contracted, any debt or liability in the name or on behalf of the Corporation, except as herein expressly prescribed and provided.

                                  ARTICLE VIII

                                   AMENDMENTS

        SECTION 1. HOW AMENDED. These By-Laws may be altered, amended, repealed, or added to by the vote of the Board of Directors of this Corporation at any regular meeting of said Board, or at a special meeting of the Board of Directors called for that purpose, provided a quorum of the Directors as provided by law and by the Articles of Incorporation are present at such regular or special meeting. These By-Laws, and any amendments thereto and the new By-Laws added by the Directors may be amended, altered or replaced by the stockholders at any annual or special meeting of the stockholders.

                                   ARTICLE IX

                                   FISCAL YEAR

        SECTION 1. FISCAL YEAR. The fiscal year of this Corporation shall begin on the first of each year and end on December 31st of each year.

                                    ARTICLE X

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

        SECTION 1. INDEMNIFICATION. Except as hereinafter stated otherwise, the Corporation shall indemnify all of it's officers and Directors, past, present and future, against any and all expenses incurred by them, and each of them, including, but not limited to, legal fees, judgements and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while within the scope of their duties as an officer or Director of this Corporation; and upon receipt of written notice by the President or Chairman of the Board of Directors from any officer or Director, past, present, or future, indicating that such officer or Director has incurred or may incur expenses in connection with any legal action brought or about to be brought against him or them for or on account of any such act or omission, the Board of Directors, at it's next regular or special meeting, shall determine in good faith, and shall record as a part of the minutes of said meeting its determination, whether or not such act or refusal to act of any officer or Director was willful, grossly negligent, fraudulent, or with criminal intent; and in the event the Board of Directors shall determine in good faith that such act or refusal to act was not willful, grossly negligent, fraudulent, or with criminal intent with respect to the matter involved in the action or contemplated action, then this Corporation shall indemnify such officer or Director in the manner hereinabove set forth and such indemnification shall be mandatory, provided, however, that no such indemnification shall be available in


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the event the said officer or Director to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the Corporation, at it's own expense and through counsel of its own choosing to defend him in the said action.

        The above and foregoing By-Laws were adopted unanimously by the Board of Directors of METALINE CONTACT MINES at a Special Meeting held at it's office in Murray, Idaho, on the 15th day of November, 1999.

                                                     METALINE CONTACT MINES


                                                     By: /s/ JOHN W. BEASLEY
                                                        --------------------
                                                        John W. Beasley
                                                        Secretary

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                                 B Y - L A W S

                                       of

                             METALINE CONTACT MINES

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                                 BY-LAW NO. I.

     No indebtedness constituting or purporting to constitute a lien upon any of the property of the company shall be valid unless the same is approved in writing by the President, Vice-President and Secretary of the corporation.

                                 BY-LAW NO. II.

     The annual meeting of the corporation shall be held at the Company's office at ten o'clock, A. M. on the second Monday in May, upon written notice to all stockholders of record deposited in the mails at Spokane, Washington, at least two weeks prior to the said meeting, addressed to all registered stockholders at their address of record.

                                BY-LAW NO. III.

     A special or extraordinary meeting of the stockholders may be called at any time by a majority of the Board of Trustees upon like written notice to the stockholders.

                                 BY-LAW NO. IV.

     These by-laws may be amended at any regular or special meeting of the stockholders by a majority vote of the stockholders there represented; provided, however, that the proposal so to amend the by-laws shall be incorporated in the notice given to the stockholders of such meeting.

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                                 BY-LAW NO. V.

     Regular meetings of the Board of Trustees of the Company shall be held on the first Monday of each month at the office of the Company or at such other time as the Board of Trustees shall direct. A special meeting may be called by the President or any two Directors by giving three (3) days' notice to each director. A majority of the directors shall constitute a quorum. The directors shall have the general management and control of the business and affairs of the Company and shall exercise all the powers that may be exercised or performed by the corporation, under the statutes, the certificate of incorporation, and the by-laws.

                                 BY-LAW NO. VI.

     In case of the death, disability, resignation or otherwise of one or more of the officers or directors, the remaining directors, although less than a quorum, shall fill the vacancies of the unexpired term.

                                BY-LAW NO. VII.

     The officers of this Company shall consist of a president, a vice-president and a secretary, and such other officers as shall from time to time be chosen or appointed.

                                BY-LAW NO. VIII.

     The president shall preside at all meetings of the directors and stockholders and shall have general charge of and control over the affairs of the corporation subject to the Board of Trustees.

                                 BY-LAW NO. IX.

     The Vice-President shall perform such duties as may be assigned to him by the Board of Trustees. In case of the death, disability or absence of the President, he shall perform and be vested with all of the duties and powers of the President.

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                                 BY-LAW NO. X.

     The Secretary shall countersign all certificates of stock of the Company. He shall keep a record of the minutes of the proceedings of meetings of stockholders and directors, and shall give notice as required in these by-laws of all such meetings. He shall have custody of all books, records, and papers of the Company.

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